CERTIFICATION OF FIRST AMENDMENT TO SECOND AMENDED AND RESTATED BYLAWS OF ORION OFFICE REIT INC. I, Paul C. Hughes, certify that I am the Secretary of Orion Office REIT Inc., a Maryland corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, and that the attached Exhibit A reflects a true and correct copy of the First Amendment to the Second Amended and Restated Bylaws of the Corporation adopted by the Corporation’s Board of Directors on March 4, 2025, and effective as of March 5, 2025. Dated: March 5, 2025 /s/ Paul C. Hughes Paul C. Hughes Secretary Exhibit 3.2

EXHIBIT A A-1 FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED BYLAWS OF ORION OFFICE REIT INC. 1. This First Amendment to the Second Amended and Restated Bylaws of Orion Office REIT Inc. (the “Bylaws”) shall be effective as of March 5, 2025. 2. All references in the Bylaws to “Orion Office REIT Inc.” or “Corporation” shall mean Orion Properties Inc. IN WITNESS WHEREOF, this First Amendment is executed as of the 5th day of March, 2025. ORION OFFICE REIT INC., a Maryland corporation By: /s/ Paul C. Hughes Paul C. Hughes Secretary Exhibit 3.2